Exhibit 99.1

Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances
Relating to Exchange Act Filings

I, G. Gilmer Minor, III, Chief Executive Officer and Chairman of Owens & Minor, Inc. state and attest that:

(1)    To the best of my knowledge, based upon a review of the covered reports of Owens & Minor, Inc., and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)    I have reviewed the contents of this statement with the Company’s Audit Committee.

(3)    In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	2001 Annual Report on Form 10-K of Owens & Minor, Inc. filed with the Commission

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Owens & Minor, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ G. Gilmer Minor, III G. Gilmer Minor, III Chief Executive Officer and Chairman	Subscribed and sworn to before me this 12th day of August, 2002.
Owens & Minor, Inc.

Date: August 12, 2002	/s/ Karen E. England
Karen E. England Notary Public-Commonwealth of Virginia My Commission Expires Aug. 31, 2003